UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2004

Wilsons The Leather Experts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7401 Boone Avenue North, Brooklyn Park, Minnesota		55428
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-391-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2004, Wilsons The Leather Experts Inc. (the "Company") entered into an Amendment to the Agreement dated October 28, 2004, with Joel N. Waller, the Chairman and Chief Executive Officer of Wilsons Leather (the "Amendment"), which provides that Mr. Waller will continue as a director of the Company until the expiration of his term at the 2005 shareholders meeting of the Company.

A copy of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

As previously announced, Mr. Waller will step down as Chairman of the Board of Directors of the Company on January 31, 2005. At that time, Michael M. Searles, the Company’s new Chief Executive Officer, will become Chairman of the Board of Directors. Mr. Waller will continue as a member of the Board of Directors until the expiration of his term at the 2005 shareholders meeting of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment dated as of December 22, 2004, to the Agreement dated October 28, 2004, between Wilsons The Leather Experts Inc. and Joel N. Waller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wilsons The Leather Experts Inc.

December 22, 2004	By:	/s/ Peter G. Michielutti

Name: Peter G. Michielutti
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment dated as of December 22, 2004, to the Agreement dated October 28, 2004, between Wilsons The Leather Experts Inc. and Joel N. Waller.